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              AMENDMENT TO THE AMENDED AND RESTATED
      CONSECO STOCK BONUS AND DEFERRED COMPENSATION PROGRAM


     This Amendment to the Amended and Restated Conseco Stock Bonus and Deferred Compensation Program (the "Amendment") is to be effective as of December 30, 1993 to amend the Amended and Restated Conseco Stock Bonus and Deferred Compensation Program which was effective on December 21, 1992 (the "Plan").

                            AMENDMENT

     1. The first sentence of Section 2.01(m) of the Plan is amended in its entirety to read as follows:

          (m) Quasi-Investment shall mean any investment selected by the Participant for use in measuring amounts to be credited to or debited from the Elective Deferral Account and, for periods after December 31, 1994, the Cash
          Allocation Account in the nature of investment income or loss.

     2. The first paragraph of Section 5.02(a) of the Plan is amended in its entirety to read as follows:

          Each year the Company shall determine the Annual Contribution Amount to be set aside for the Basic Annual Allocation and the Additional
          Annual Allocation; provided, however, no determination shall be made and no amount shall be set aside for the calendar year of 1994 or thereafter.

     3. Section 5.05 of the Plan is hereby amended in its entirety to read as follows:

          (a)  On December 31, 1994, the balance in the
          Cash Allocation Account of each Participant on
          that date, representing the sum of such
          Participant's Basic Annual Allocations and
          Additional Annual Allocations for the three
          years ended December 31, 1993, together with
          any additional amounts credited thereto
          pursuant to Section 7.02 hereof, shall be
          converted to Stock Units pursuant to this
          Section and shall be added to the
          Participant's Stock Allocation Account.  The
          number of Stock Units to be added on such date
          shall be the greater of:
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          (1)  the quotient obtained by dividing the
               balance of the Cash Allocation Account by the average daily closing price of the Company's common stock computed for the four-year (or, for any Participant designated as such during the second, third or fourth year of such period, computed for the three-year, two-year or one-year period, respectively, which includes such Participant's date of designation) based on information reported by the New York Stock Exchange or such other exchange or national market system for which such information is available (the "Exchange"), or

          (2)  the sum of the quotients obtained by
               separately dividing the Basic and
               Additional Annual Allocations added to
               the Cash Allocation Account for each year of the period ended December 31, 1993 by the average daily price of the Company's common stock as reported by the Exchange for the calendar year for which each such Basic or Additional Annual Allocation was made.

          (b) If a person was a Participant at sometime during any period described in the first sentence of Section 5.05 but was not a Participant on the last day of that period, and if such Participant's Cash Allocation
          Account was fully vested under the terms of
          Section 6.01 on the last day that person was a Participant, then the balance of such Participant's Cash Allocation Account shall be converted to Stock Units in a manner consistent with the provisions of Section
          5.05(a) except as follows:

     (1) the average daily closing price of the common stock of the Company used in the calculation describe in Section 5.05(a)(1) shall be computed for the period beginning the first day of the four-year period ending December
          31, 1994 or, if later, the first day of the year in which the person became a Participant and ending the day that the person ceased to be a Participant; and

     (2)  the average daily closing price of the common
          stock of the Company used in the calculation
          described in Section 5.05(a)(2) for the year
          in which the person ceased to be a Participant
          shall be the average for the period beginning
          the first day of such year and ending the day
          the person ceased to be a Participant.
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     (c)  After December 31, 1994, the Cash Allocation
          Account shall not be converted to Stock Units, and amounts credited to the Cash Allocation
          Account pursuant to Sections 7.01 and 7.02 hereof will accumulate until distribution as provided for in Section IX hereof.

     4.   The following provisions shall be added to the end of
Section 9.01:

          Amounts accumulated in the Participant's Cash
          Allocation Account pursuant to Sections 7.01 and 7.02 hereof since January 1, 1995 shall be distributed to the Participant on the same date or dates designated by the Participant in his Irrevocable Deferral Election Form as the date of distributions of vested amounts. At the time of such distribution, the Company, at its election, may distribute the amount in cash or in kind based upon the Quasi-Investment selected by the Participant for determining the income or loss to be reflected on amounts in the Cash Allocation Account; provided, however, that when the Participant has chosen an equity security of the Company as the Quasi-Investment, the Company shall make the payment of benefits from a Participant's account in cash.

     5. Section 7.01 of the Plan is amended in its entirety to read as follows:

     7.01 Interest on Elective Deferral Account and Cash
     Allocation Account

          (a)  The amounts credited to a Participant's
               Elective Deferral Account and, for
               periods after December 31, 1994, each
               Participant's Cash Allocation Account
               shall be credited at the end of each
               month with income (or charged with
               losses) as if such amounts were invested
               in the Quasi-Investments selected by the
               Participant.  It shall be assumed that
               all amounts added to the accounts and all
               distributions removed from the accounts
               occurred as of the last day of the month.
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          (b)  Any amount in the Participant's Elective
               Deferral Account for which no Quasi-
               Investment has been designated as a
               measure for crediting increases or
               decreases (in the nature of income or
               loss) shall be treated as if such amount had been invested in the Conseco Series
               Trust - Money Market Portfolio and shall be credited in accordance with the average monthly rate earned by said fund, before the reduction for management fees paid to the fund's investment adviser.
               For periods after December 31, 1994, any amount in the Participant's Cash
               Allocation Account for which no Quasi-
               Investment has been designated at the
               beginning of any year as a measure for
               crediting increases or decreases (in the nature of income or loss) shall be treated as if such amount has been invested in an investment yielding the interest rate for ten-year treasury notes as of the beginning of such year.

          (c)  All decisions by the Participant with
               respect to Quasi-Investments must be
               evidenced in writing.  A decision to
               select a Quasi-Investment or to cease to use a Quasi-Investment as a tracking measure shall become effective no earlier than seven (7) days following the date the decision is reduced to writing and filed with the Company. The decision to cease to use a Quasi-Investment as a tracking measure may only be made if the sale of such Quasi-Investment by an actual investor were feasible at that time.

          (d)  Except for Quasi-Investments in
               securities of the Company, commissions
               and other transaction costs, which would
               have been incurred had the Company
               actually bought or sold a Quasi-
               Investment, shall be charged against the
               Participant's Elective Deferral Account
               and Cash Allocation Account.  Such costs
               shall be determined by the Company and
               shall be based upon the transaction costs
               that the Company would have paid had it
               purchased or sold the Quasi-Investment.
               In the event that the Quasi-Investment is
               not readily marketable, its value on the
               date it ceases to be used as a tracking
               measure must be based upon the price
               associated with a valid offer to the
               Company from an independent party to
               purchase the Quasi-Investment.
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     6.   Except as provided for in this Amendment, the Plan
          shall continue in full force and effect.